EXHIBIT 99.1

March 7, 2005

FOR IMMEDIATE RELEASE

PLIANT CORPORATION TO HOLD CONFERENCE CALL - YEAR END 2004 FINANCIAL RESULTS


SCHAUMBURG, IL - - Harold Bevis, President and CEO of Pliant Corporation, announced today that the company will host a conference call to discuss the Company's Year End 2004 operating results and to answer questions about the business. The call will take place at 2:00 p.m. Eastern Standard Time on Thursday, March 31, 2005.

Participants in the United States can access the conference call by calling 888-709-9420, using the access code Pliant, or internationally by calling 712-923-4251 and using the same access code (Pliant). Participants are encouraged to dial-in at least ten minutes prior to the start of the teleconference. About an hour after the call's completion, an audio web replay will be available on the company's website: www.pliantcorp.com.

Pliant Corporation is a leading producer of value-added film and flexible packaging products for personal care, medical, food, industrial and agricultural markets. The Company operates 25 manufacturing and research and development facilities around the world, and employs approximately 3,015 people.

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CONTACT:

Joe Kwederis
Senior Vice President Finance
E-mail: joe.kwederis@pliantcorp.com
Voice: 847.407.5117

Company Web Site: www.pliantcorp.com